UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2009
Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 522-5141
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 10, 2009, Service Corporation International (“SCI”) issued a press release that it had completed the public offering of $150,000,000 aggregate principal amount of its 8.00% Senior Notes due 2021 (the “Notes”). In connection with the offering, SCI entered into an Underwriting Agreement with JP Morgan Securities Inc., as representative of the underwriters named therein, dated November 5, 2009 (the “Underwriting Agreement”).
     SCI registered the sale of the Notes with the Securities and Exchange Commission (the “SEC”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-162894) filed on November 5, 2009 (the “Registration Statement”). SCI will use the net proceeds from the offering of approximately $143.3 million, together with available cash, to fund SCI’s acquisition of Keystone North America Inc. Pending consummation of the Keystone acquisition, the net proceeds from the Offering will be held in an escrow account. In the event that the acquisition is not consummated on or prior to June 30, 2010, SCI will be required to redeem the notes using the escrowed net proceeds of the offering plus an amount of escrowed cash or treasury securities such that the escrowed funds are sufficient to fund the redemption, at a redemption price equal to 101% of the principal amount, plus accrued and unpaid interest to, but not including, the date of redemption. The notes may also be redeemed at SCI’s option, in whole, but not in part, at any time prior to June 30, 2010, if, in SCI’s sole judgment, the acquisition will not be consummated by that date.
     The terms of the Notes are governed by the Indenture dated as of February 1, 1993 (the “Original Indenture”), between SCI and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, dated as of November 10, 2009 (the “Eighth Supplemental Indenture”; the Original Indenture, as amended and supplemented by the Eighth Supplemental Indenture, the “Indenture”).
     The Notes will mature on November 15, 2021, and interest is payable on the Notes on each May 15 and November 15, commencing on May 15, 2010. The record date is May 1 and November 1. SCI may redeem some or all of the Notes at any time at the “make-whole” redemption prices specified in the Indenture. If SCI experiences a change of control, as described in the Indenture, each holder of a Note will have the right to require SCI to repurchase the Note at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of such repurchase.
     The Notes will be SCI’s general unsecured obligations and will rank equal in right of payment with all of SCI’s other unsubordinated indebtedness and senior in right of payment to any of SCI’s future subordinated indebtedness. The Notes will be effectively subordinated to all of SCI’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness and to all indebtedness and other obligations of SCI’s subsidiaries, whether secured or not secured, including subsidiary guarantees of obligations under SCI’s amended and restated senior credit facility.
     Under the Indenture, SCI has agreed to certain restrictions on its ability to create or incur liens and to enter into certain sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.
     The Indenture contains customary events of default. If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the unpaid principal of, the optional redemption premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable.
     Other material terms of the Notes, the Original Indenture and the Eighth Supplemental Indenture are described in the prospectus supplement, dated November 5, 2009, as filed by SCI with the SEC on November 6, 2009. The foregoing descriptions of the Underwriting Agreement, Original Indenture, the Eighth Supplemental Indenture and the Notes are qualified in their entirety by reference to such Underwriting Agreement, Original Indenture and Eighth Supplemental Indenture (including the form of Note attached thereto), copies of which are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
     A copy of the press release referenced above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 5, 2009, among Service Corporation International and JP Morgan Securities Inc.

4.1	Indenture, dated Februrary 1, 1993, among Service Corporation International and The Bank of New York Mellon Trust Company, N.A., Trustee for Debt Securities (incorporated by reference to Exhibit 4.1 to Form S-4 filed September 2, 2004 (File No. 333-118763))

4.2	Eighth Supplemental Indenture, dated November 10, 2009, Service Corporation International and The Bank of New York Mellon Trust Company, N.A., Trustee for the 8.00% Senior Notes due 2021.

4.3	Form of 8.00% Senior Notes due 2021 (included in Exhibit 4.2 as Exhibit A)

5.1	Opinion of Locke Lord Bissell & Liddell LLP

23.1	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1)

99.1	Press Release dated November 10, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2009	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ Gregory T. Sangalis
		Name:	Gregory T. Sangalis
		Title:	Senior Vice President, General Counsel and Secretary